EXHIBIT 10.12
FACTORING AGREEMENT
     THIS FACTORING AGREEMENT (“Agreement”) made and executed this 23rd day of May, 2005 by and between Wireless Ronin Technologies, Inc., a Minnesota corporation (“Client”) and Barry Butzow and Stephen E. Jacobs (Mr. Butzow and Mr. Jacobs herein known as “Factor”)
1. PURCHASE OF ACCOUNTS RECEIVABLE
     1.1 Appointment as Factor. Client hereby appoints Factor to act as a factor. Client hereby agrees to assign and sell, and does hereby assign and sell, to Factor, and Factor hereby agrees to purchase the Client’s Receivables whether now existing or hereafter arising without any further act or instrument. For all purposes hereof, the term “Receivables” shall mean and include accounts, contract rights, general intangibles, chattel papers, instruments, documents and forms of obligations owing to Client arising from or out of the sale of merchandise and/or the rendition of services, proceeds thereof, Client’s: a) rights to merchandise represented thereby; b) rights under insurance policies covering merchandise or services; c) rights against carriers of said merchandise; and d) right, title, security interests and guarantees with respect to each Receivable, including all rights of replevin and reclamation and stoppage in transit and all other rights of an unpaid seller of merchandise or services.
     1.2 Remittances. All remittances, checks, bills and other proceeds from the payment of the Receivables shall be property of Factor. If any remittances are made directly to Client, Client shall hold the same in trust for the benefit of Factor and will pay Factor the full amount of the Receivable within ten (10) business days upon receipt of payment from customer plus interest as specified in Section 4.1.
     1.3 Credit Limits. Factor may limit its purchase of Receivables arising from sales to any one customer or a portion of the net amount of the Receivable.
2. REPRESENTATIONS AND WARRANTIES
     2.1 Receivables. Client represents and warrants that each and every Receivable now or hereafter assigned to Factor: a) represents a bona fide sale and delivery of merchandise or rendition of services to customers in the ordinary course of its business; b) represents merchandise or services which have been received and accepted by Client’s customers without dispute or claim of any kind and shall be free and clear of any offset, deduction, counterclaim, lien, encumbrance or any other claim or dispute (real or claimed), including, without limitation, claims or disputes as to price, terms, delivery, quantity or quality; c) will be for an amount certain payable in United States funds in accordance with the terms of the invoice covering said sale, which shall not be changed without Factor’s written approval; d) there are no security interests, liens or encumbrances thereon and it will at all times be kept free and clear of sane except in Factor’s favor; e) Client has title thereto and Client has the legal rights to sell, assign, transfer and set over the same to Factor; f) all documents to be delivered to Factor in connection therewith will be genuine and be enforceable. Client agrees to indemnify Factor against any liability, loss or expense caused by or arising out of the rejection of merchandise or services or claims or deductions of every kind and nature by Client’s customers, other than those resulting from the financial inability of Client’s customer, whose credit standing Factor has approved, to make payment.
     2.2 Chargebacks. In the event of Client’s breach of any of the foregoing representations and/or warranties, Factor shall have, in addition to all other rights under this Agreement, the right to chargeback to Client immediately the full amount of the Receivables affected thereby together with interest, but such chargeback shall not be deemed a reassignment thereof, and Factor shall retain a security interest in such Receivable and in the merchandise represented thereby until such Receivable is fully paid, settled or discharged and all Client’s Obligations (as hereinafter defined) to Factor are fully satisfied. Factor shall not, however, have the right to chargeback to Client any Approved Receivable which is unpaid solely because of such customer’s financial inability to pay.
3. PURCHASE PRICE
     3.1 Calculation of Purchase Price. The purchase price (“Purchase Price”) of Receivables sold and assigned hereunder shall be the net amount thereof, as herein defined. As used herein, the term “net amount” of Receivables shall mean the gross amount of Receivables less returns, allowances and discounts to, or taken by, customers upon shortest or longest selling terms, as Factor may elect. Such Purchase Price shall be payable by Factor to Client five (5) business days after the Receivable is submitted by Client to Factor.
4. INTEREST AND WARRANT
     4.1 Factor Interest. For its services hereunder Factor shall receive interest equal to 2 times the prime rate of interest published by the Signature Bank applied to the net amount of Receivables purchased. The interest rate is subject to change based on changes of the prime rate. Interest is calculated by applying the prime rate in effect at the time of purchase to the net amount of the receivable computed on a 365/360 basis annually. The current prime rate is six percent (6.00%).
     4.2 Factor warrants. For its services hereunder, Factor shall receive warrants equal to 100% of the net amount of Receivable.
     4.3 Extended Terms. The interest specified in Section 4.1 hereof is based upon maximum selling terms of ninety (90) days, and no more extended terms or additional dating shall be granted by Client to any customer without Factor’s prior written approval. If such approval is given by Factor, Factor’s interest with respect to the Receivables covered thereby shall be increased by an additional one-quarter of one (1/4%) percent for each additional thirty (30) days or portion thereof of extended terms or additional dating.
5. SECURITY INTEREST
     5.1 Grant of Security Interest. As security for all “Obligations” (as herein defined), Client hereby grants to Factor a continuing security interest in, a general lien upon and/or a right of setoff of, all of the Receivables purchased herein.

     5.2 Cooperation. Client agrees to execute such further instruments and financing statements as may be required by any law in connection with the transactions contemplated hereby and to cooperate with Factor in the filing or recording and renewal thereof, and Client hereby authorizes Factor (and appoints any person whom Factor designates as its attorney with power) to sign Client’s name on any such instrument and on financing statements under the Uniform Commercial Code. Client hereby authorizes Factor to file financing statements containing the following collateral description: “All of Debtor’s Assets now owned or hereafter acquired” or such lesser amount of assets as Factor may determine. Recourse to security shall not be required and Client shall at all times remain liable for the repayment on demand of all Obligations.
6. CUSTOMER DISPUTES AND CLAIMS: RETURNED GOODS
     6.1 Disputes and Claims. Client shall immediately notify Factor in each instance of the return, rejection, loss of or damage to merchandise represented by any Receivable, of any request for extension of time to pay or request for credit or adjustment, or of any merchandise dispute or other dispute or claim relating to any Receivable or to the merchandise or services covered thereby or tending in any way to diminish the sum certain payable thereon. If any such dispute, controversy or claim is not promptly settled by Client, Factor may, if it so elects, settle, compromise, adjust or otherwise enforce or dispose of by litigation or otherwise, any such dispute, controversy or claim, at Client’s expense, and upon such terms and conditions as Factor in its sole discretion shall deem proper, but Factor shall have no obligation to do so. Client shall not grant any allowances, credits or adjustments to customers, nor accept any return of merchandise, without Factor’s prior written consent in each instance
     6.2 Credit Memoranda. Copies of all credit memoranda to be issued to any customer shall be furnished by Client to Factor and only the customer shall he entitled to the benefit thereof.
7. INDEMNITIES
     7.1 Indemnification. Client hereby indemnifies and holds Factor and its affiliates, and their respective employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of any financial accommodation having been extended, suspended or terminated under this Agreement or any Other Agreement or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement or any other Agreement, and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO CLIENT OR TO ANY OTHER PARTY FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF ANY FINANCIAL ACCOMMODATION HAVING BEEN EXTENDED, SUSPENDED OR

TERMINATED UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.
     7.2 Taxes. If any tax by any governmental authority (other than income and franchise taxes) is or may be imposed on or as a result of any transaction between Client and Factor, or in respect to sales or the merchandise affected by such sales, which Factor is or may be required to withhold or pay, Client agrees to indemnify and hold Factor harmless in respect of such taxes, and Client will repay Factor the amount of any such taxes, which shall be charged to Client’s account, and until Client shall furnish Factor with indemnity there for (or supply Factor with evidence satisfactory to Factor that due provision for the payment thereof has been made), Factor may hold without interest any balance standing to Client’s credit and Factor shall retain its security interest in any and all collateral held by Factor.
8. TERMINATION AND DEFAULT
     8.1 Term. The term of this Agreement shall begin as of the effective date hereof and continue until the last day of the twenty-fourth month hereafter (as such date may be renewed from time to time pursuant to the terms hereof, the “Maturity Date”) and thereafter shall be automatically renewed from year to year unless terminated on such last day of such month or any anniversary thereof by Client giving Factor at least sixty (60) days prior written notice. Factor shall have the right to terminate this Agreement at any time by giving Client sixty (60) days prior written notice. Notwithstanding the foregoing, Client shall be allowed to terminate this Agreement prior to the Maturity Date: (1) for any reason, with a minimum of ninety (90) days prior written notice,
     8.2 Defaults. Notwithstanding the foregoing, Factor may terminate this Agreement without notice and all obligations shall, unless and to the extent that Factor otherwise elects, become immediately due end payable without notice or demand upon the occurrence and during the continuance of any one or more of the following events (each an “Event of Default”): a) Client fails to pay any obligation when due; b) Client commits any breach of or default in the performance of its representations, warranties or covenants whether contained herein or in any instrument or document delivered pursuant hereto or in any other Agreement, instrument, or document under which it is obligated to Factor; c) or a petition in bankruptcy or for an arrangement or reorganization under the Federal Bankruptcy Code is filed by or against Client or any such other party or a custodian or receiver (or other court designee performing the functions of a receiver) is appointed for or takes possession of Client’s or any such other party’s assets or affairs or an order for relief in a case commenced under the Federal Bankruptcy Code is entered.
     8.3 Continuing Obligations. Notwithstanding any termination of this Agreement Client shall continue to deliver Receivables information to Factor and turn over all collections to Factor as herein provided until all Obligations shall have been fully paid and satisfied, and until then this Agreement shall remain in full force and effect as to and be binding upon Client, and Factor shall be entitled to retain its security interest in all existing and future Receivables and other security and collateral.

     8.4 Remedies. Upon the occurrence of any of the Events of Default specified in Section 8.2 hereof, Factor shall have all the rights and remedies of a secured party under the uniform Commercial Code and other applicable laws with respect to all collateral in which it has a security interest, such rights and remedies being in addition to all of its other rights and remedies provided for herein. Factor may sell or cause to be sold any or all of such collateral, in one or more sales or parcels, at such prices and upon such terms as it may deem best, and for cash or on credit or for future delivery, without its assumption of any credit risk, and at a public or private sale as it may deem appropriate. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Factor will give Client reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.
9. MISCELLANEOUS
     9.1 No Pledge of Credit. Client shall not be entitled to pledge Factor’s credit for any purpose whatsoever.
     9.2 Waivers. Client waives presentment and protest of any instruments and all notices thereof, notice of default and all other notices to which it might otherwise be entitled. Client shall maintain, at its expense, proper books of account.
     9.3 Right of Inspection. Factor shall have the right to inspect and make extracts from such books and all files, records and correspondence at all reasonable times.
     9.4 No Pledge or Sale of Receivables. During the term of this Agreement Client shall not sell or assign, negotiate, pledge or grant any security interest in any Receivables or Goods (as said term is defined in Article 9 of the Uniform Commercial Code) to any one other than Factor.
     9.5 Governing Law; Jurisdiction. The validity of this Agreement, its construction, interpretation, and enforcement and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the laws of the State of Minnesota; provided, however, that the laws of the state in which the collateral is located shall govern with respect to (a) the creation of liens on collateral located in such state and (b) the method, manner and procedure for foreclosure of Factor’s lien upon any portion of the collateral located in such state and she enforcement in such state of Factor’s other remedies with respect to the collateral located in such state.
     9.6 No Waiver of Rights. No failure or delay by Factor in exercising any of its powers or rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or the exercise of any other right or power. Factor’s rights, remedies and benefits hereunder are cumulative and not exclusive of any other rights, remedies or benefits which Factor may have. This Agreement may only be modified in writing and no waiver by Factor will be effective unless in writing and then only to the extent specifically stated.
     9.6 Notices. All notices and other communications by either party hereto shall be in writing and shall be sent to the other party at the address specified herein.

     9.7 Assignment. Factor shall have the right to assign this Agreement and all of Client’s rights hereunder shall inure to the benefit of Factor’s successors and assigns; and this Agreement shall inure to the benefit of and shall bind Client’s respective successors and assigns.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
Client:

Wireless Ronin Technologies, Inc.
By:	/s/ Jeffrey Mack

Its:	CEO

Address:	14700 Martin Drive
Eden Prairie, MN 55344

Factor:

/s/ Barry Butzow
Barry Butzow

/s/ Stephen E. Jacobs
Stephen E. Jacobs